EXHIBIT 10.3


                            PROMISSORY NOTE ("NOTE")

     FOR VALUE RECEIVED, the undersigned, Bion Environmental Technologies, Inc., a Colorado corporation ("MAKER"), hereby promises to pay to the order of Anthony Orphanos ("HOLDER"), and its successors and assigns, c/o First Republic, NY, NY 10022, or at such other place as the HOLDER of this Notice may from time to time designate in writing, all sums due under this Note (plus interest) in lawful and immediately available money of the United States. The initial principal of this Note is $65,000.00. Subsequent advances from HOLDER to Maker shall be added to the principal of this Note. Interest shall be accrued and added to principal at a simple rate of eight percent (8.0%) per annum from date owed by Maker. All outstanding principal and interest shall be due and payable on or before March 1, 2009, if not previously paid. If this Note or interest due hereunder is not paid when due or declared due hereunder, the principal shall draw interest at the rate of one and one-half percent (1.5%) per month.

     Upon default by the MAKER of the timely payment of principal or interest due hereunder or upon any Event of Default as hereinafter defined, the HOLDER may, in its sole discretion, withhold any payments due and payable to MAKER and apply same to the MAKER's obligations hereunder. In addition, upon any Event of Default, the HOLDER may declare the full amount of this Note due and payable.

     If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law, pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body, or otherwise) the HOLDER of this Note may, at its option, upon written notice to MAKER, declare this Note and any other promissory note issued by MAKER to HOLDER (whether or not then due in accordance with its terms) to be due and payable, whereupon the entire balance of this Note shall forthwith become and be due and payable, whereupon the entire balance of this Note shall forthwith become and be due and payable:

          (a) MAKER fails to make payment of principal or interest on this Note or any other obligation of MAKER when such shall become due and payable, whether at the stated maturity thereof or by acceleration or otherwise;

          (b) MAKER (1) admits its inability to pay its debts as they become due; (2) files a petition in bankruptcy or makes a petition to take advantage of an insolvency act; (3) makes an assignment for the benefit of creditors;
(4) commences a proceeding for the appointment of a receiver, trustee, liquidator, or conservator of itself or of the whole or any substantial part of its properties; (5) files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any State;

          (c) MAKER (1) is adjudged as bankrupt, (2) a court enters an order, judgment or decree, appointing a receiver, trustee, liquidator or conservator of MAKER or of the whole or any substantial part of its properties, or approve a petition filed against MAKER seeking reorganization or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state; (3) under the provisions of any other law for the relief or aid of debtors, a court assumes custody or control of MAKER or the whole or any substantial part of its properties; (4) there is commenced against MAKER any proceeding for any of the foregoing relief; (5) a petition in bankruptcy is filed against MAKER; or (6) MAKER by any act indicates its consent to approval of or acquiescence in any such proceeding or petition.

     Except as otherwise hereinabove expressly provided, MAKER hereby waves diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment, surrender or substitution of security or forbearance, or other indulgence, without notice.

     Jurisdiction and venue shall be in a court of general jurisdiction located in the State of New York. In the event that litigation is necessary to collect the principal (and interest) of the Note, HOLDER shall be entitled to reasonable attorneys' fees and litigation costs associated therewith,

                               BION ENVIRONMENTAL TECHNOLOGIES, INC.


                               By: /s/ Mark A. Smith
                                  Authorized Officer


Date:   October 20, 2008

Initial principal:  $65,000.00

Due Date:  March 1, 2009


                                   GUARANTY

     The repayment (principal and interest) of the Note set forth above is unconditionally guaranteed by the undersigned, Dominic Bassani.

/s/ Dominic Bassani
Dominic Bassani